Exhibit 10.7

SPONSOR WARRANT LOCK-UP AGREEMENT

This SPONSOR WARRANT LOCK-UP AGREEMENT, dated as of December 2, 2021 (“Agreement”), by and among Hagerty, Inc., (formerly, Aldel Financial Inc.), a Delaware corporation (the “Company”), Aldel Investors LLC (the “Sponsor”) and FG SPAC Partners, LP (“FGSP”).

WHEREAS, the Company entered into the Private Placement Units Purchase Agreement dated as of April 8, 2021, with the Sponsor (the “Private Placement Units Purchase Agreement”) pursuant to which the Sponsor purchased, on a private placement basis an aggregate of 515,000 units of the Company (the “Units”), each Unit comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”) and one-half of one warrant, each whole warrant exercisable to purchase one share of Common Stock (“Warrant”), for a purchase price of $10.00 per Unit. The Warrants underlying the Units are hereinafter referred to as the “Placement Warrants,” and each Placement Warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share during the period commencing on the later of (i) twelve (12) months from the date of the closing of the Company’s initial public offering (the “IPO”) and (ii) 30 days following the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement in connection with the IPO, as amended at the time it become effective, and expiring on the fifth anniversary of the consummation of the Business Combination;

WHEREAS, the Company entered into the OTM Warrants Purchase Agreement dated as of April 8, 2021, with FGSP (the “OTM Warrants Purchase Agreement”) pursuant to which FGSP purchased private placement warrants (the “OTM Warrants”), each OTM Warrant entitling the holder to purchase one share of Common Stock at an exercise price of $15.00 per share;

WHEREAS, in connection with that certain Business Combination Agreement, dated as of August 17, 2021(the “Business Combination Agreement”), by and among the Company, Aldel Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and The Hagerty Group, LLC, a Delaware limited liability company (“Hagerty”), Hagerty shall be merged with Merger Sub, with Hagerty being the surviving entity (the “Transaction”), the Sponsor has agreed that its Placement Warrants (the “Locked-Up Placement Warrants”) and FGSP has agreed that its OTM Warrants (the “Locked-Up OTM Warrants” and, together with the Locked-Up Placement Warrants, the “Locked-Up Warrants”) shall be subject to additional vesting requirements before they can be exercised as hereinafter provided.

IT IS AGREED:

1.             Vesting of the Locked-Up Warrants. In addition to the terms and conditions of exercise of the Locked-Up Warrants contained in the Private Placement Units Purchase Agreement, the OTM Warrants Purchase Agreement and the warrant agreements governing the Locked-Up Warrants, (i) the Locked-Up Placement Warrants shall not be exercisable until the date on which the volume weighted average trading price of the Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing on the date that is 12 months after the Business Combination and (ii) the Locked-Up OTM Warrants shall not be exercisable until the date on which the volume weighted average trading price of the Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing on the date that is 12 months after the Business Combination. The period from the date hereof through the date on which the Locked-Up Warrants may be exercised in accordance with this Section 1 is referred to as the “Lock-Up Period”).

2.             Restrictions on Transfer. During the Lock-Up Period, the Sponsor and FGSP, as applicable, may transfer the Locked-Up Warrants, subject to any requirements set forth in the Private Placement Units Purchase Agreement, the OTM Warrants Purchase Agreement and the applicable warrant agreements governing the Locked-Up Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. In furtherance of the foregoing, the Company may notify the Company’s transfer agent in writing of the restrictions on such Locked-up Warrants under this Agreement and direct the Company’s transfer agent not to process any attempts to exercise or transfer any Locked-up Warrants, except in compliance with this Agreement.

3.             Miscellaneous.

3.1            Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

3.2            Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

3.3            Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

3.4           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

3.5           Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder, as follows:

(i)            if to the Company (prior to the Transaction closing), to:

Aldel Financial Inc.

105 S. Maple Street

Itasca, IL 60143

Attention: Robert I. Kauffman

E-mail: RK@robkauffman.com

with a required copy to (which copy shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

(ii)           if to the Company (following the Transaction closing), to:

Hagerty, Inc.

P.O. Box 1303

Traverse City, MI 49685-1303

Attention: Barbara Matthews, General Counsel

E-mail: bmatthews@hagerty.com

with a required copy to (which copy shall not constitute notice):

Sidley Austin LLP

One South Dearborn St.

Chicago, IL 60603

Attention: Sean Keyvan; William Howell; Jonathan Blackburn

E-mail: skeyvan@sidley.com; bhowell@sidley.com; jblackburn@sidley.com

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(ii)	if to the Sponsor:

(iii)	if to FGSP:

FG SPAC Partners, LP

c/o FG SPAC Partners GP, LLC

108 Gateway Boulevard, Suite 204

Mooresville, NC 28117

Attention: D. Kyle Cerminara; Jeff L. Sutton

E-mail: kyle@fundamentalglobal.com; jeff@fundamentalglobal.com

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

[Signature Page Follows]

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WITNESS the execution of this Agreement as of the date first above written.

COMPANY:

HAGERTY, INC.

By:	/s/ McKeel Hagerty
	Name:	McKeel Hagerty
	Title:	Chief Executive Officer

SPONSOR:

ALDEL INVESTORS LLC

By:	/s/ Robert I. Kauffman
	Name:	Robert I. Kauffman
	Title:	Manager

FGSP:

FG SPAC PARTNERS, LP
By: FG SPAC Partners GP, LLC (its general partner)
By: FG Financial Group, Inc. (its manager)

By:	/s/ Larry G. Swets, Jr.
	Name:	Larry G. Swets, Jr.
	Title:	Chief Executive Officer

[Signature Page to Sponsor Warrant Lock-up Agreement]